                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K/A-2


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            April 7, 2000
                            Date of Report
                  (Date of Earliest Event Reported)

                 Commission File No.  033-20344-LA
                                      ------------

                       Thin Film Battery, Inc.
                       -----------------------
          (Name of Small Business Issuer in its Charter)

      Colorado              033-20344-LA             84-1077242
  (State or other       (Commission File No.)  (IRS Employer I.D. No.)
   Jurisdiction)

                      O. T. S. Holdings, Inc.
                      3046 E. Brighton Place
                    Salt Lake City, Utah 84121
                  ---------------------------------
             (Address of Principal Executive Offices)

            Issuer's Telephone Number:  (801) 201-7635


                 18760 East Amar Road, Suite 91789
                     Walnut, California 91789
              Former Name and Address, If applicable
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Item 5.  Other Information.
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     On April 11, 2001, a civil action brought by Mark Meriwether in the Third
Judicial District Court of Salt Lake County, Utah, Civil No. 010901926, against certain persons respecting the recission of the Acquisition Agreement and Plan of Reorganization ("Thin Film Battery Reorganization") between the Company and Thin Film Battery, Inc., a Nevada corporation ("Thin Film Battery"), was settled by Stipulation of the parties, and the Court entered the following orders: (i) all shares of the Company's common stock that had been attached in this civil action pursuant to a prejudgment Writ of Attachment were delivered to Mr. Meriwether's counsel, for cancellation to the Company's treasury; (ii) certain funds that had also been attached in the action were ordered divided among Mr. Meriwether and certain of the defendants, and Mr. Meriwether utilized the funds received for the payment of a portion of the expenses and his time expended in this civil action; and
(iii) certain other shares of common stock that were owned by Mr. Meriwether and that had been conveyed to certain persons in a private transaction following the completion of the Thin Film Battery Reorganization and that were also attached in this civil action, were ordered to be returned to Mr. Meriwether.


                                        SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Thin Film Battery, Inc.


Date:                                     By /s/ Mark Meriwether
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                                             Mark Meriwether, President,
                                             Secretary and sole Director